CAPITOL TRANSAMERICA CORPORATION
                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                To Be Held on May 15, 2000


                To the Shareholders of Capitol Transamerica Corporation (CTC):

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Capitol Transamerica Corporation (CTC) will be held at The Marriott Madison West, 1313 John Q. Hammons Drive, Middleton, WI on Monday, May 15 ,2000 with registration at 3:30 p.m. and the meeting at 4:00 p.m. central daylight time for the following purposes:

         1.       To elect two directors for three year terms expiring in 2003,

         2. To ratify the selection of Ernst & Young LLP, as the Company's independent auditors for 2000; and

         3. To transact such other business that may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 10, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the meeting, the Board of Directors urges you to complete, date, sign and return the enclosed proxy as soon as possible in the enclosed business reply envelope, which requires no postage if mailed in the United States. You may revoke the proxy at any time prior to its exercise provided that you comply with the procedures set forth in the proxy statement to which this notice is attached. If you attend the Annual Meeting, you may if you desire, withdraw your proxy at the registration desk and vote in person.

                                            By order of the Board of Directors,



                                                         Virgiline M. Schulte
                                                         Corporate Secretary
Madison, Wisconsin
April 7, 2000


          IMPORTANT: PLEASE PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED ENVELOPE.
                             THE MEETING DATE IS MAY 15, 2000

                                  CAPITOL TRANSAMERICA CORPORATION
                       4610 University Avenue - Madison, Wisconsin 53705-0900


                    PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                    TO BE HELD MAY 15, 2000


                             SOLICITATION AND REVOCATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Capitol Transamerica Corporation to be used at the Annual Meeting of Share-holders to be held on May 15, 2000 and any adjournment thereof. Shares of stock may be voted at the annual meeting only if the shareholder is represented by proxy or is present in person. The proxy procedure is necessary in order to give all shareholders an opportunity to vote, because many of our shareholders will be unable to attend the annual meeting in person. The cost of soliciting proxies will be borne by the Company. When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors as set forth herein. Any shareholder returning a proxy has the power to revoke it by written notice to the Secretary of the Corporation at any time before it is voted, by a later dated proxy, or by attending the meeting personally and vot-ing. The Annual Report of the Company is being mailed to all shareholders here-with. The proxy materials were first mailed to all shareholders on or about April 7, 2000.

         Capitol Transamerica Corporation is the parent company of Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation and Capitol Facilities Corporation.

                           OUTSTANDING STOCK AND VOTING RIGHTS

         As of the close of business on March 10, 2000, there were outstanding and entitled to vote 11,325,411 shares of the Company's common stock. Share-holders of record on March 10, 2000 will be entitled to one vote for each share of common stock held. The Company has no other class of stock outstanding.

                               PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of March 10, 2000 with respect to each person or entity known by the Company to be the beneficial owner (as defined by the Securities and Exchange Commission) of more than 5% of the Company's common voting stock:
                                                                Amount & Nature of               Percent
         Name & Address                                         Beneficial Ownership             of Class
         George A. Fait<F1>                                           2,091,251<F1>              17.38%
         3100 Lake Mendota Drive
         Madison, WI  53705

         Robert E. Fait                                                 647,081                   5.71%
         1399 Spring Valley Road
         Burlington, WI   53105

         Royce & Associates, Inc.                                       565,660                   5.00%
         1414 Avenue of the Americas
         New York, NY  10019

<F1>     Includes 244,632 shares of record and held in trust for his children and grandchildren to which he denies beneficial ownership; 14,884 shares in a personal Keogh Retirement Plan; 28,576 shares in the Company's ESOP and 9,279 shares in a personal IRA. This total also includes 122,500 shares of stock issuable upon exercise of options granted and outstanding under Capitol
         Transamerica Corporation's stock option plan which are not included in the percent of class calculation.



                                  PROPOSAL 1. ELECTION OF DIRECTORS

         As permitted by Wisconsin law, the Board of Directors of the Company is divided into three classes, each class having a term of three years. Each year the term of office of one class expires. This year the terms of a class consisting of two directors expires and it is the intention of the Board of Directors that the shares represented by proxy, unless otherwise indicated thereon, will be voted for the re-election of George A. Fait and Kenneth P. Urso to hold office for a term of three years until the Annual Meeting of Shareholders in 2003. There is no reason to believe that either of the nominees will be unable or unwilling to serve as directors if elected, but if a nomineee should be unable or unwilling to serve, the shares represented by management proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in place of such nominee.

         Information with respect to the nominees and other directors is set forth below:

                                                                                           Company's Common Stock
Name, Age, Principal Occupation                                    Original Date             Owned as of 3/10/00
and Public Directorships<F1>                                        of Election          Shares Percent of Class<F2><F3>
Class of 2003
(Terms will expire in 2003)

George A. Fait, Age 73, Madison, WI;                             1965                   2,091,251            17.38%
Chairman of the Board and President of the Company.

Kenneth P. Urso, Age 65, Madison, WI;                            1997                       9,400             0.08%
Owner, Urso & Associates; Director, First Business Bank.


Class of 2002
(Terms will expire in 2002)

Paul Breitnauer, Age 60, DeForest, WI                            1986                     152,331             1.27%
Vice President and Treasurer of the Company.

Reinhart H. Postweiler, Age 70, Madison, WI;                     1977                      32,385             0.27%
Retired, formerly with Flad Affiliated Corporation.

Class of 2001
(Terms will expire in 2001)

Larry Burcalow, Age 58, Waunakee, WI;                            1997                       6,900             0.05%
Owner and President, Yahara Materials, Inc.

Michael J. Larson, Age 58, Madison, WI;                          1991                       7,467             0.05%
Principal, Southwestern Financial Services

<F1>      All of the named Directors and Nominees are also directors of Capitol Indemnity Corporation, Capitol
          Specialty Insurance Corporation and Capitol Facilities Corporation, subsidiary companies. None of the above directors are related and there are no arrangements or understandings between directors since each is acting solely in their described capacity. There have been no known events during the past five years which are material to the evaluation of the ability or integrity of any director of the Company.

<F2>      Includes shares of stock issuable upon exercise of options granted and outstanding under Capitol
          Transamerica Corporation's Stock Option Plans: 122,500 shares for George A. Fait, 9,000 shares for
          Paul J. Breitnauer; 1,350 shares each for Michael J. Larson and Reinhart Postweiler and 900 shares each for Larry Burcalow and Kenneth P. Urso which are not included in the percent of class calculation. See "Option Repricing."

<F3>      Included in the percent of class calculation are 244,632 shares or record and held in trust for his children and grandchildren to which he denies beneficial ownership, 14,884 shares in a personal
          Keogh Retirement Plan; 28,576 shares in the Company's ESOP and 9,279 shares in a personal IRA for
          George A. Fait and 11,728 shares in a personal IRA and 7,825 shares in the Company's ESOP for
          Paul J. Breitnauer.

                          THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held four regular meetings during 1999. Each director attended 100% of the meetings.

         Responsibilities of the various committees of the Board of Directors are as follows:

         The Audit Committee is comprised of Messrs. Breitnauer, Larson and Postweiler. The members of the committee are responsible for assisting the Board of Directors in fulfilling its responsibilities in connection with Capitol Transamerica Corporation's accounting and financial reporting practices. The regularly scheduled Audit Committee meeting was held on November 30, 1999.

         The Executive Committee is empowered by the By-Laws of the Company to act on behalf of the Company during intervals between meetings of the Board of Directors. The Executive Committee also functions as the Executive Compen-sation Committee, which is responsible for establishing the criteria used to determine the annual compensation of the Chairman of the Board and all other officers of the Company. The Committee consists of Messrs. Fait, Larson, and Postweiler. The Executive Committee held four meetings during 1999 in conjunc-tion with the regular Board of Directors meetings.

         The Investment Committee is responsible for the investment of the Company's assets. The Committee consists of Messrs. Burcalow, Fait, and Larson. The Investment Committee met four times during 1999 in conjunction with the regular Board of Directors meetings.

         The Nominating Committee makes recommendations to the Board of
Directors regarding nominees for election as directors.   The Committee consists
of Messrs. Breitnauer, Postweiler and Urso. This Committee will also consider nominees recommended by shareholders of the Company. Recommendations may be submitted in writing to the Chairman of the Nominating Committee, Mr. Reinhart Postweiler, at the Company's address. The Committee held one meeting during 1999.

         The Sale & Acquisition Committee makes recommendations to the Board of Directors concerning any prospective offer to purchase the Company or subsidiaries and/or the possible acquisition of new companies or subsidiaries. The Committee consists of Messrs. Burcalow, Fait, Larson and Urso. The Sale and Acquisition Committee held four meetings during 1999 in conjunction with the regular Board of Directors meetings.

         The Stock Option Plan Committee is responsible for administering the Company stock option plans. The Committee consists of Messrs. Breitnauer, Fait, and Urso. The Stock Option Plan Committee held four meetings during 1999.

                         COMPENSATION OF DIRECTORS

         During the 1999 fiscal year Capitol Transamerica Corporation paid director's fees of $1,000 per meeting to each director of Capitol Transamerica Corporation and its wholly-owned subsidiaries, except for directors who were also officers of the companies who recieved no cash compensation for attendance at meetings. A committee fee of $300 is paid to outside directors when meetings are not held in conjunction with the regularly scheduled Board of Directors meetings. For fiscal year 1999 Capitol Transamerica Corporation paid a total of $14,100 in director's fees and each non-employee director received 300 unqualified stock options for serving on the boards.

                      REPORT ON EXECUTIVE COMPENSATION

          The following Summary Compensation Table includes individual compensation information on all Executive
Officers earning $100,000 or more in the last three fiscal years.  Such table includes all compensation for services rendered in all capacities during the fiscal years ended December 31, 1999, 1998 and 1997 respectively.

                                                    SUMMARY COMPENSATION TABLE
                                              Annual Compensation                   Long-Term Compensation

                                                                              All Other          Options
Name/Title                           Year        Salary         Bonus      Compensation<F2> (# Awarded shares)
George A. Fait                       1999       $350,000        $514,689       $20,380         122,500<F3>
Chairman of the Board                1998       $350,000        $740,856        17,484          10,000
& President<F1>                      1997       $350,000        $539,486        15,180             -0-

Paul J. Breitnauer                   1999       $123,820        $    500       $12,734           9,000<F3>
Vice President &                     1998       $107,368             500         8,740           5,000
Treasurer                            1997       $101,873            -0-          6,742             -0-

<F1>      Mr. Fait's bonuses were calculated on the results of the prior year, accrued at year-end, and paid in the first quarter of the following year.  This bonus calucation is 5% of the excess of gross profits after a 10% return on beginning shareholders' equity.

<F2>      Includes net contributions to the Corporation's ESOP of $18,130 in 1999, $15,234 in 1998, and $12,930
          in 1997 for George A. Fait, and $10,484 in 1999, $6,490 in 1998 and $4,492 in 1997 for Paul J. Breitnauer
          and also $2,250 annually, for each, to the Company's 401(k) Plan.

<F3>      This grant represents a repricing of options in the amount of 122,500 shares for Mr. Fait and 6,500 shares for Mr. Breitnauer.  (See "Option Repricing").


                                OPTIONS EXERCISED IN LAST FISCAL YEAR

          The following table contains information for the named executives concerning the exercise of options during 1999 and the value of unexercised options at year-end for the Corporation's common stock.
                       Aggregated Options Exercised in Last Fiscal Year and FY-End Option Values

                        Options                      Number of Unexercised        Value of Unexercised
                        Acquired on     Value         Options at 12/31/99          Options at 12/31/99
                        Exercise       Realized               (#)                          ($)
Name                     (#)             ($)        Exercisable  Unexercisable  Exercisable  Unexercisable
George A. Fait<F1>         -0-           $  -0-        -0-         122,500       $  -0-       $ 72,725
Paul J. Breitnauer<F2>    1,236           1,009        -0-           9,000          -0-          3,375

<F1> Based on 12-31-99 market price of $10.0625 less base cost of $10.6562 for the unexercisable.
<F2> Based on 12-31-99 market price of $10.0625 less base cost of $9.2460 for the exercised and $9.6875 for the unexercisable.

Report of Repricing of Options

On December 15, 1999, the Board approved the repricing of certain options that had previously been granted pursuant to the Company's 1993 Incentive Stock Op-tion Plan. To accomplish this, the Company granted 235,879 options having an exercise price of $9.6875, the closing market price of the Company's stock on the date of the repricing, and canceled a like number of outstanding options. The canceled options originally were granted on various dates in 1996 and on October 13, 1998 and had exercise prices ranging from $13.333 to $21.000 per share. Aside from the new exercise price and expiration date, the terms of the repriced options are identical to the terms of the cancelled options. Repriced options were granted to 125 employees and directors.

The Board of Directors approved the option repricing because it strongly be-lieves that "in-the-money" stock options provide important incentives for em-ployees and directors to remain with the Company and to continue to make sig-nificant contributions to its progress. As a result of a decrease in the Compa-ny's stock price, a significant number of options awarded to employees and di-rectors had become "out-of-the-money". Management advised the Board that the fact that these options were "out-of-the-money" reduced the incentive provided by the options to the detriment of the Company and its shareholders. In addi-tion, management advised the Board that the repricing was necessary to prevent valuable employees from leaving the Company to receive an "at-the-money" grant of options from another employer. Third, at the time of the repricing, the Company was hiring large numbers of new employees and awarding options with ex-ercise prices reflecting the Company's reduced stock price. Management advised the Board that the repricing would prevent the personal resentment and turmoil that could have resulted if new employees had better option packages than long-er term employees who had already established themselves as proven contributors. In order to preserve the motivational aspects of the options and strengthen em-ployee morale, the Board of Directors determined that it was in the best inter-est of the Company to reprice these options to reflect the fair market value of the Company's common stock based on current trading prices. The Board believes this action was necessary to restore the value of the options as an incentive for the excellent performance required to increase the stock price for the bene-fit of all shareholders.

Option Repricing

The following table sets forth certain information concerning all repricing of options to purchase the Company's common stock held by executive officers and directors of the Company:

                                                       Market Price                                   New         New
                                         Shares      of Stock at Time        Exercise Price         Exercise   Expiration
    Name                 Date           Repriced       of Repricing       at Time of Repricing        Price       Date
                                           (#)              ($)                    ($)                 ($)
Larry Burcalow         12/15/99        300/300/300        9.6875             21.00/20.50/14.81        9.6875    12/15/04
Paul J. Breitnauer     12/15/99        1,500/5,000        9.6875                   13.33/15.50        9.6875    12/15/04
George A. Fait         12/15/99     112,500/10,000       10.6562                   14.50/15.50       10.6562    12/15/04
Michael J. Larson      12/15/99    450/300/300/300        9.6875       13.33/21.00/20.50/14.81        9.6875    12/15/04
Reinhart H. Postweiler 12/15/99    450/300/300/300        9.6875       13.33/21.00/20.50/14.81        9.6875    12/15/04
Kenneth P. Urso        12/15/99        300/300/300        9.6875             21.00/20.50/14.81        9.6875    12/15/04

Compensation Committee Interlocks and Insider Participation

The members of the Corporation's Executive Compensation Committee for 1999 were George A. Fait, Michael J. Larson and Reinhart H. Postweiler.
There are no interlocks or insider participation between members of the Execu-tive Compensation Committee.

Executive Compensation Committee Report

The Executive Compensation Committee of the Board of Directors is composed of two independent outside directors and George A. Fait, Chairman of the Board and President of the Company. The Committee is responsible for setting and admini-stering the annual compensation of the Chairman of the Board and all other offi-cers of the Company. In 1996 the Committee established a base annual salary of $350,000 for the Chairman of the Board with a bonus based on 5% of the excess of gross profits after a 10% return on beginning shareholders' equity. This plan was confirmed and continued by the Executive Compensation Committee for the cal-endar year 1999.

                       Executive Compensation Committee
        George A. Fait, Michael J. Larson, Reinhart H. Postweiler

Comparison of Ten Year Cumulative Total Return

          The following graph demonstrates a ten year comparison of cumulative total return for Capitol Transamerica
Corporation, the Standard & Poor's 500 Index and the Firemark Insurance Index (Property & Casualty Commercial Peer
Group).

                 1989     1990     1991     1992     1993     1994     1995     1996     1997     1998     1999
CATA              $100     116      281      223      263      266      361      555      588      523      289

S&P 500           $100      97      126      135      149      151      207      253      337      433      523

Firemark          $100      87      117      144      156      149      214      268      382      455      438

                                         COMPENSATION PLANS

Stock Option Plans

Capitol Transamerica Corporation has a stock option plan which was adopted by the Board at the January 14, 1993 meeting and ratified by shareholders at the 1993 Annual Meeting. This plan replaced the 1981 Incentive Stock Option Plan. The purpose of the Plan is to induce employees to remain in the employ of the Company or its subsidiaries, to attract and retain qualified nonemployee direc-tors and to encourage employees, key persons and non-employee directors to se-cure or increase on reasonable terms their stock ownership in the Company. The Board of the Company believes that the Plan will promote continuity of manage-ment and increased incentive and personal interest in the welfare of the Compa-ny by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial suc-cess.

         The table below summarizes certain information with respect to the Company's stock option plans and sets forth all options exercised during the period January 1, 1999 through March 10, 2000.
                        Options Awarded(#)  Options Exercised(#)  Options Exercised(#)     Options      Options Available
                        1-1-99 to 12-31-99   1-1-99 to 12-31-99     1-1-00 to 3-10-00   Outstanding(#)     For Award(#)
1981 Incentive Plan              -0-                2,897                 4,640               4,003          -0-
1993 Stock Option Plan         9,215                3,057                14,556             236,193        697,115

All options under the stock option plans were issued at 100% (except for George A. Fait at 110%) of the fair market value on the date of grant. The market value on March 10, 2000 of the common stock of CTC was quoted in the over-the-
counter quotations of the National Association of Securities Dealers at 11.6875 bid and 11.8125 ask. There are currently
125 employees and directors that hold stock options.

Employee Stock Ownership Plan

An Employee Stock Ownership Plan (ESOP) was adopted in 1988 for the purpose of inducing employees to remain in the employ of the Company, to attract new em-ployees and to provide such employees the opportunity to participate in the ownership of the Corporation. All present and future employees of the Company and its subsidiaries are eligible to participate in accordance with the terms of the Plan. Presently there are 96,142 shares of the company stock in the Plan which have been allocated to those employees who are eligible to participate. There are currently 178 participants in the Plan. The market value of the Plan at year end 1999 was $1,195,912.

Employee 401(k) Savings Plan

The Company has an employer sponsored 401(k) Plan for all employees who have been employed by the Company for 12 consecutive months, under which the Company contributes an amount equal to 150% of each participants eligible contribution for the plan year that does not exceed 6% of compensation and is not greater than $1,500 for each employee and $2,250 for the employer for a maximum combined total of $3,750 for each plan year. The employee may contribute non-matching funds not to exceed 10% of gross annual salary or $10,000, whichever is less. Both the individual participant's contribution and the Company's contribution are non-forfeitable, with no reversion to the Company. Currently there are 143 participants in the Plan.

       COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file reports of ownership with the Securities and Ex-change Commission (SEC) and the NASDAQ Stock Exchange. Executive officers, di-rectors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Com-pany believes that all Section 16(a) filing requirements applicable to its exec-utive officers, directors and greater than ten percent (10%) beneficial owners were complied with in 1999.

           PROPOSAL 2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The independent public accountants selected by the Board for the Company's fis-cal year ending December 31, 2000 are Ernst & Young LLP, who also served in that capacity for the fiscal year ended December 31, 1999. The Board of Directors recommends an affirmative vote for this proposal.

A representative of the firm is expected to be present at the Annual Meeting and will be afforded an opportunity to make any statement they wish and to an-swer appropriate questions regarding the Company's financial statements.

                          SHAREHOLDERS PROPOSALS

The Corporation has not received any shareholder proposals to be considered for presentation at the 2000 Annual Meeting. If a shareholder desires to present a proposal for inclusion in next year's Proxy Statement and to present such proposal at the 2001 Annual Meeting, the shareholder must submit such proposal in writing to Capitol Transamerica Corporation, 4610 University Avenue, Madison, Wisconsin 53705, Attention: Corporate Secretary, not later than December 31, 2000.

                               OTHER BUSINESS

The meeting is being held for the purposes set forth in the Notice accompanying this Proxy Statement. The Board of Directors of the Company does not know of any other matters which may be presented at the meeting. In the event that any mat-ters other than those referred to in the accompanying Notice properly come be-fore the meeting or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the person acting by authoriza-tion of these proxies.

                                            CAPITOL TRANSAMERICA CORPORATION


                                                    Virgiline M. Schulte
April 7, 2000                                       Corporate Secretary


                             CAPITOL TRANSAMERICA CORPORATION
           4610 University Avenue, Madison, WI 53705-0900 Phone (608) 231-4450

                   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints George A. Fait, Chairman of the Board, as proxy, and Virgiline M. Schulte, Corporate Secretary, as the alternate proxy, with power of substitution, to vote as indicated on the reverse side, all shares of stock of Capitol Transamerica Corporation of record in the name of the under-signed at the close of business on March 10, 2000, at the Annual Meeting of Shareholders or any adjournment thereof.

PROXY NO.            CAPITOL TRANSAMERICA CORPORATION           NO. OF SHARES

The shares represented by this proxy will be voted as directed by the sharehold-er. If no direction is given when the duly executed proxy is returned such shares will be voted "FOR BOTH" nominees in item 1 and "FOR" ratification of Ernst & Young in item 2.

    1. Election of Directors- Class of 2003- George A. Fait and Kenneth P. Urso. To withhold authority to vote for either nominee, write their name on the line provided below.

             FOR BOTH Nominees listed above           WITHHOLD AUTHORITH to vote
             (except as indicated to the contrary)    for both nominees listed
                                                      above

    2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2000.

             FOR                  AGAINST             ABSTAIN

The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may property be brought before the meeting or any ad-journment thereof.

Please sign exactly as name(s) appears hereon, giving your full title if sign-ing as attorney, executor, administrator, trustee, guardian, etc. If shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature                        Signature            Date